Exhibit 4.1




                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              UNIVERSAL CORPORATION

                                       I.

         The name of the Corporation is Universal Corporation.

                                       II.

         The principal office of the Corporation shall be in the City of Richmond, State of Virginia.

                                      III.

         The purpose for which the Corporation is organized is to transact any lawful business not required by law to be specifically stated in these Articles of Incorporation.

                                       IV.

         The maximum amount of capital stock of the Corporation shall be one hundred five million seventy-five thousand (105,075,000) shares, of which seventy-five thousand (75,000) shares, of the par value of One Hundred Dollars ($100.00) each and a total par value of Seven Million Five Hundred Thousand Dollars ($7,500,000), shall be eight percent (8%) Cumulative Preferred Stock ("8% Preferred Stock"), five million (5,000,000) shares, without par value, shall be Additional Preferred Stock, and one hundred million (100,000,000) shares, without par value, shall be Common Stock.

         The minimum amount of the capital stock of the Corporation shall be not less than one hundred (100) shares of 8% Preferred Stock, Additional Preferred Stock, or Common Stock, or any combination thereof.

         At any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation, any and all shares of 8% Preferred Stock, Additional Preferred Stock and Common Stock of the Corporation, at the time authorized but not issued and outstanding, may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently, in the case of shares of 8% Preferred Stock or Additional Preferred Stock, with the requirements set forth in the provisions of these Articles of Incorporation applicable to the 8% Preferred Stock or the Additional Preferred Stock.

         The 8% Preferred Stock shall entitle the holders thereof of record to receive out of any surplus or net profits of the Corporation cumulative dividends thereon at the rate of eight percent (8%) per annum, payable on the first days of January and July in each year, but the Board of Directors may declare said dividends in monthly or quarterly installments, which dividends shall be payable in preference and priority to the payment of any dividend upon the Additional Preferred Stock or the Common Stock. In the event that the surplus or net profits of the Corporation shall not in the judgment of the Board of Directors be sufficient in any such period to pay such dividends upon the 8% Preferred Stock at the rate of eight percent (8%) per annum or if in the judgment of the Board of Directors it shall not be advisable to apply said surplus or net profits to dividends upon the 8% Preferred Stock, then so much of said dividends as are not paid shall cumulate from dividend period to dividend period and from year to year, and such cumulated dividends shall bear interest at the rate of six percent (6%) per annum from the respective dates on which they should have been paid until paid, and no dividends shall be declared on Additional Preferred Stock or Common Stock until dividends so unpaid and cumulated upon the 8% Preferred Stock, together with interest thereon as aforesaid, shall have been fully paid.

         Except only as otherwise provided in the provisions of these Articles of Incorporation applicable to the Additional Preferred Stock, until default shall have been made in the payment of dividends on 8% Preferred Stock for four dividend periods of six months each, and such default shall have continued for sixty days after the first day of January or July, as the case may be, upon which the said dividends for the fourth period became due, the exclusive voting power shall be vested in the Common Stock of the Corporation, the holders thereof being entitled to one vote for each share of Common Stock at all meetings of the shareholders of the Corporation, but no voting power shall be vested in the holders of 8% Preferred Stock.

         In the event of default in the payment of dividends upon 8% Preferred Stock for four dividend periods of six months and such default shall have continued for sixty days after the first day of January or July, as the case may be, upon which said dividends for the fourth period became due, then the right of the holders of Common Stock or Additional Preferred Stock to vote at meetings of the shareholders shall cease and the exclusive voting power in all meetings of the shareholders shall pass to, and become vested in the holders of 8% Preferred Stock and shall remain in the holders of 8% Preferred Stock until all dividends in arrears shall have been paid in full, with interest, and two additional dividends for periods of six months each shall have likewise been paid on the respective due dates above named. The holder of each and every share of 8% Preferred Stock shall during such period be entitled to one vote for each share of said 8% Preferred Stock at all meetings of the shareholders of the Corporation. In the event that all cumulated dividends upon the 8% Preferred Stock and interest on same shall have been paid in full and two additional dividends for periods of six months shall have been likewise paid on said 8% Preferred Stock as aforesaid, the right of the holders of 8% Preferred Stock to vote shall cease and the exclusive voting power in all meetings of the shareholders shall revest in the Common Stock, and the Additional Preferred Stock to the extent that shares of such Additional Preferred Stock are granted voting rights, and shall remain in the holders of Common Stock and Additional Preferred Stock as aforesaid until another such default shall have occurred. The right of the holders of 8% Preferred Stock to vote as aforesaid shall become vested in the holders of said stock whenever and as often as default in the payment of dividends on 8% Preferred Stock shall occur as hereinbefore declared.

         If the exclusive voting power shall have become vested in the holders of 8% Preferred Stock and the Corporation shall fail within a further period of two years to earn a sufficient amount applicable to dividends to discharge all cumulated dividends on the 8% Preferred Stock of the Corporation, with interest on said dividends, then upon a favorable vote of not less than two-thirds in interest of the holders of 8% Preferred Stock at a meeting of the shareholders called for the purpose after due notice as required by the Bylaws of the Corporation, or if no notice is provided in the Bylaws, then as required by law, a resolution may be adopted providing that unless the holders of the Common Stock or the Additional Preferred Stock, or someone for them, shall by a date fixed in said resolution, which date shall be not less than ninety days from the date of said meeting, redeem all of the 8% Preferred Stock then outstanding by paying the par value thereof with all cumulated dividends and interest thereon, the Corporation shall be dissolved and its assets distributed as herein provided.

         Upon the adoption of such resolution a copy thereof shall forthwith be mailed to each holder of Common Stock and Additional Preferred Stock at said holder's last known post office address as same appears upon the stock book and ledger of the Corporation, and said resolution shall likewise be published in a newspaper of general circulation in the City of Richmond, Virginia, once a week for four successive weeks. If the holders of Common Stock or Additional Preferred Stock, or someone for them, shall not, on or before the date fixed in said resolution, redeem all of the 8% Preferred Stock, then outstanding as hereinbefore stated, the holders of 8% Preferred Stock shall have the power and may, with or without the consent of the Common Stock or Additional Preferred Stock, upon the vote of not less than two-thirds in interest of the holders of said 8% Preferred Stock at a meeting called for the purpose, of which meeting notice shall be given as required by law, proceed to dissolve the Corporation and to liquidate and distribute the assets thereof in accordance with the provisions hereof in the manner provided by the laws of the Commonwealth of Virginia.

         In the event of default in payment of dividends on 8% Preferred Stock for four periods of six months each and such default shall have continued for sixty days after the first day of January or July, as the case may be, upon which said dividends for the fourth period became due, it shall be the duty of the Secretary of the Corporation to notify the holders of 8% Preferred Stock and the Common Stock and Additional Preferred Stock by notice mailed to each shareholder at the last known post office address, as the same appears on the stock book and stock ledger of the Corporation, and to call a meeting of the holders of 8% Preferred Stock. When the meeting of the holders of 8% Preferred Stock has been duly convened, pursuant to notice aforesaid, which shall be given in accordance with the Bylaws of the Corporation, or if no notice be provided in the Bylaws then in accordance with the provisions of the laws of the Commonwealth of Virginia, the holders of said 8% Preferred Stock may elect a new Board of Directors in whole or in part and take control of the organization and management of the Corporation. At such meeting, it shall be conclusively presumed that the officers and Directors of the Corporation theretofore elected have presented their resignations to said meeting and the acceptance of said resignations by such meeting shall immediately vacate the offices and the positions on the Board of Directors theretofore held by the persons whose resignations are accepted by said meeting.

         No amendment to the Articles of Incorporation of the Corporation affecting the rights of the 8% Preferred Stock shall be adopted, except with the consent of two-thirds in interest of the outstanding 8% Preferred Stock, which consent shall be given by a vote of the holders of the 8% Preferred Stock in the meeting of the shareholders called to authorize said amendment.

         In the event of the liquidation or dissolution of the Corporation or the distribution of the assets of the Corporation, whether voluntary or involuntary, the holders of the 8% Preferred Stock shall be entitled to receive the par value of the shares held by them, together with all cumulated dividends thereon, with interest on such cumulated dividends, out of the surplus funds or assets of the Corporation before any payment shall be made to the holders of the Additional Preferred Stock or the Common Stock. After the payment in full of the 8% Preferred Stock and the satisfaction of the rights of all holders of shares of Additional Preferred Stock, or the deposit in trust of money adequate for such satisfaction, the remaining assets shall be applied to the Common Stock.

         The Additional Preferred Stock and the Common Stock shall be subject to the prior rights of the holders of 8% Preferred Stock both as to dividends and assets as herein declared. If after paying or providing for the payment of full dividends for any six months on the 8% Preferred Stock, together with any dividends which may be in arrears for the preceding years, there shall remain any surplus net profits, any and all such surplus net profits may, in the discretion of the Board of Directors as herein declared be applied to dividends on the Additional Preferred Stock and the Common Stock as from time to time shall be declared by said Board; provided that the declaration and payment of a dividend on the Additional Preferred Stock or the Common Stock shall not reduce the accumulated surplus to an amount less than twenty percent (20%) on the 8% Preferred Stock issued and outstanding, it being intended that no dividend shall be paid on the Additional Preferred Stock or the Common Stock until there has been accumulated a surplus equal to twenty percent (20%) on the 8% Preferred Stock issued and outstanding, and that such surplus, when so accumulated shall not be thereafter reduced below such figure by the declaration and payment of a dividend on the Additional Preferred Stock or the Common Stock.

         The Board of Directors of the Corporation may, subject to the limitations contained in these Articles of Incorporation, and in the Bylaws adopted by the Corporation, declare annual, semi-annual, quarterly or monthly dividends out of the surplus or net earnings, at such times as may be fixed by the Bylaws, or if no time is so fixed, at such time as may be declared by the Board of Directors.

         Subscriptions to the capital stock of the Corporation may be paid in money, land or other property, real or personal, stocks, bonds, leases, options, patent rights or other rights or easements, contracts, labor or services; and there shall be no individual or personal liability on any subscriber beyond the obligation to comply with such terms as he may have agreed to in his contract of subscription; and the Corporation may adopt such plan of financial organization and may dispose of its stock or bonds for the purpose of its incorporation at such price, for such consideration and on such terms and conditions as it determines.

         The Board of Directors is hereby empowered to cause any class of the Additional Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(k) below, as shall be determined by the Board of Directors.

         The shares of Additional Preferred Stock of different classes or series may vary as to:

                  (a) the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof;

                  (b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which (i) may be general or limited, and (ii) may permit more than one vote per share;

                  (c) the rate or rates (which may be fixed or variable) at which dividends, if any, are payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends are payable, the preference or relation which such dividends shall bear to the dividends payable on shares of Common Stock or on any shares of stock of any other class of Additional Preferred Stock or any other series of such class;

                  (d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (e) the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary and involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of Common Stock or any other securities (including any other class or series of Additional Preferred Stock but excluding 8% Preferred Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the Additional Preferred Stock;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of such class or of any other class;

                  (j) the ranking (be it pari passu, junior or senior) of each class or series as to the payment of dividends, the distribution of assets and all other matters; and

                  (k)     any   other   powers,    preferences   and   relative,
         participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the Commonwealth of Virginia.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the Additional Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of these Articles of Incorporation applicable to the Additional Preferred Stock, the holders of the Additional Preferred Stock shall have no claim to any of the remaining assets of the Corporation.

         The powers, preferences and relative, participating, optional and other special rights of each class or series of Additional Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding. All shares of Additional Preferred Stock of each series shall be equal in all respects.

         Section 1. Series A Junior Participating Preferred Stock. The first series of Additional Preferred Stock shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2. Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of 8% Preferred Stock or of any series of Additional Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, without par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in the Articles of Incorporation, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (C)(i) If at any time dividends on any shares of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. Subject to the right of the holders of 8% Preferred Stock, during each default period, all holders of the outstanding shares of Series A Preferred Stock together with any other series of Additional Preferred Stock then entitled to such a vote under the terms of the Articles of Incorporation, voting as a separate voting group, shall be entitled to elect two members of the Board of Directors of the Corporation.

                  (ii) During any default period, such voting right of the holders of Additional Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Additional Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Additional Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Additional Preferred Stock of such voting right. At any meeting at which the holders of Additional Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a separate voting group, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Additional Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Additional Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Additional Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                  (iii) Unless the holders of Additional Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of

         Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Additional Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Additional Preferred Stock, which meeting shall thereupon be called by the Chairman, President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Additional Preferred Stock are entitled to vote pursuant to this Section 3(C)(iii) shall be given to each holder of record of Additional Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Additional Preferred Stock outstanding. Notwithstanding the provisions of this Section 3(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                  (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Additional Preferred Stock shall have exercised their right to elect two (2) Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Additional Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(C)(ii)) be filled by vote of a majority of the remaining Directors theretofore elected by the voting group which elected the Director whose office shall have become vacant. References in this Section 3(C)(iv) to Directors elected by a particular voting group shall include Directors elected by such Directors to fill vacancies, as provided in clause (y) of the foregoing sentence.

                  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Additional Preferred Stock, as a separate voting group, to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock, as a separate voting group, shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Articles of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of Section 3(C)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or bylaws). Any vacancies in the Board of Directors affected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

                  (D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Stock;

                           (ii)  declare  or pay  dividends,  or make any  other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A

                  Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv)  redeem or  purchase  or  otherwise  acquire for
                  consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Additional Preferred Stock and may be reissued as part of a new series of Additional Preferred Stock subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, Share Exchange, etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to the 8% Preferred Stock and to all series of any other class of the Additional Preferred Stock.

         Section 10. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds-of the outstanding shares of Series A Preferred Stock, voting together as a single class.


                                       V.

         The period for the duration of the Corporation shall be unlimited.

                                       VI.

         The following provisions are inserted for the regulation and conduct of the business and affairs of the Corporation and are intended to be in furtherance, and not in limitation or restriction, of the powers conferred by the laws of the Commonwealth of Virginia.

         1. The Board of Directors of the Corporation shall have the power to approve and adopt, and from time to time to amend, Bylaws for the regulation and control of the business of the Corporation, with or without the approval of the shareholders of the Corporation, but the Bylaws so made, altered or amended may be altered or repealed by said shareholders.

         2. Any officer elected or appointed by the Board of Directors, or by the Executive Committee, or by the shareholders, or any member of the Executive Committee, or of any standing committee, may be removed at any time, with or without cause, in such manner as may be provided in the Bylaws of the Corporation. Directors of the Corporation may be removed by the shareholders of the Corporation only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

         3. The Board of Directors may, before the issue of any new or additional stock of the Corporation, determine that the same, or any part thereof, shall be offered in the first instance to all of the then shareholders, in proportion to the number of shares of stock then held by them respectively, or may make any other provision or restriction respecting the issue or allotment of new or additional shares; but in default of any such determination, or so far as the same shall not extend, the new or additional shares may be dealt with by the Board of Directors as in their judgment may seem best.

         4. The Corporation in its Bylaws, or by resolutions of its shareholders or Directors, shall have the right to prescribe reasonable rules and regulations subject to which the right to inspect the books and accounts of the Corporation may be exercised by the shareholders conformably to the laws of the Commonwealth of Virginia.

         5. The Directors shall have the power to hold their meetings outside of the Commonwealth of Virginia. They may keep the books, documents and papers of the Corporation outside of the Commonwealth of Virginia, at such places as may be from time to time designated by the officers of the Corporation except as otherwise required by the laws of Virginia.

         6. The Board of Directors may in each year before declaring any dividend on the capital stock, set apart from the net earnings or surplus profits of the Corporation an amount of such profits to be determined by them, or the whole thereof, as working capital, or as a reserve or surplus fund to cover depreciation or losses, or to meet liabilities or contingencies or for any other corporate purpose.

         7. The Corporation may apply its surplus earnings or cumulated profits to the purchase or acquisition of its own bonds or other securities and obligations or the shares of its capital stock, from time to time, to such extent, in such manner, and upon such terms, as the Board of Directors shall determine, subject, however, to the laws of the Commonwealth of Virginia; and neither property, bonds nor capital stock so purchased and acquired, nor any of the capital stock taken in payment or satisfaction of any debt due the Corporation, shall be regarded as profits, for the purpose of declaring or paying dividends, unless otherwise determined by a majority of the Board of Directors, or a majority of its shareholders.

         8. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than ten nor more than sixteen Directors, the exact number of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Directors then in office or at least two-thirds of the shares entitled to vote at a meeting of shareholders. The Directors shall be divided into three classes, designated as Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At the 1988 Annual Meeting of Shareholders, Class I Directors shall be elected for a one-year term, Class II Directors for a two-year term and Class III Directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1989, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of

Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of 8% Preferred Stock or Additional Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this
Article VI unless expressly provided by such terms. If the office of any Director shall become vacant, the Directors, at the time in office, whether or not a quorum, may, by majority vote of the Directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders. In such event, the successor elected by the shareholders at that annual meeting shall hold office for a term that shall coincide with the remaining term of the class of Directors to which that person has been elected. Vacancies resulting from the increase in the number of Directors shall be filled in the same manner. Notwithstanding any other provision of the Articles of Incorporation or the Bylaws, the affirmative vote of at least two-thirds of the outstanding shares entitled to vote shall be required to amend, alter, change or repeal, or to adopt any provisions inconsistent with the purpose and intent of, Sections 2 or 8 of this Article VI.

         9. The Board of Directors by resolutions passed by a majority of the whole board under suitable provisions of the Bylaws, may designate three or more of their number to constitute an Executive Committee, which Committee shall, for the time being, as provided in said resolutions or in the Bylaws, have and exercise any and all the powers of the Board of Directors, which may be lawfully delegated, in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

         10. Except as otherwise provided in this Article VI and in Articles IV and VII of the Articles of Incorporation, any (i) amendment of the Articles of Incorporation, (ii) merger or consolidation with any Person (as defined in Article VII) or sale, lease, or exchange of all or substantially all of the Corporation's assets and property to or with any such Person other than in the usual and regular course of business, and (iii) reclassification of securities or recapitalization, shall be approved by the affirmative vote of a majority of the shares outstanding and entitled to vote at a meeting of shareholders duly called for such purpose.

         11. The stock of the Corporation which has been declared by law and by the Board of Directors to be fully paid stock, shall not be liable to any further call thereof, nor shall the holder or owner thereof be liable for any further payment thereon, anything in any law of any other state, territory, dependency or country now in force or hereafter enacted to the contrary notwithstanding.

                                      VII.

         In the event that the holders of the Common Stock of the Corporation are entitled to vote on (i) a merger or consolidation with any Person (as hereinafter defined) or on a proposal that the Corporation sell, lease or exchange substantially all of its assets and property to or with any Person or that any Person sell, lease or exchange substantially all of its assets and property to or with the Corporation, and such Person owns or controls, directly or indirectly, Common Stock representing ten percent (10%) or more of the voting power of the Corporation at the record date for determining shareholders entitled to vote or (ii) any reclassification of securities, recapitalization or other transaction (except redemptions permitted by the terms of the security redeemed or repurchases of the securities for cancellation or the Corporation's treasury) designed to decrease the number of holders of the Corporation s Common Stock remaining after any Person has acquired ten percent (10%) of the Common Stock of the Corporation, the favorable vote of not less than eighty percent (80%) of all of the votes which the holders of the issued and outstanding Common Stock of the Corporation are entitled to cast thereon shall be required for the approval of any such action; provided, however, that the foregoing shall not apply to any such merger, consolidation or such sale, lease or exchange of assets and property or such reclassification or recapitalization which was approved by resolutions of the Board of Directors of the Corporation prior to the acquisition of the ownership or control of Common Stock representing at least ten percent (10%) of the voting power of the Corporation by any such Person.

         For  the  purpose  hereof,  a  "Person"  shall  mean  any  corporation, partnership, association, trust (other than any trust holding stock of the employees of the Corporation pursuant to any stock purchase, ownership or employee benefit plan of the Corporation), business entity, estate or individual or any Affiliate (as hereinafter defined of any of the foregoing. An "Affiliate" shall mean any corporation, partnership, association, trust, business entity, estate or individual who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person. "Control" shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         This Article VII may not be amended, nor may it be repealed in whole or in part, until authorized by the favorable vote of not less than eighty percent (80%) of all of the votes entitled to be cast thereon by the holders of the issued and outstanding Common Stock of the Corporation entitled to vote unless at the time any such proposed amendment or repeal is submitted to vote of the shareholders of the Corporation entitled to vote there is no Person owning or controlling ten percent (10%) or more of the Common Stock of the Corporation, in which event this Article VII may be so amended or repealed by the favorable vote of not less than such number of votes as shall otherwise be required by law at such time to effect such amendment or repeal.

         Nothing herein shall affect the voting rights of the holders of the Preferred Stock of the Corporation.

                                      VIII.

         1. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages in excess of one dollar.

         2. The Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or nonprofit enterprise against all liabilities and expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a Director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the Director or officer and shall be accepted without reference to his ability to make repayment. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify and advance the expenses of any Director or officer.

         3. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this
Article VIII who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or non-profit enterprise, to the same extent as if such person was specified as one to whom indemnification is granted in Section 2.

         4. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article VIII.

         5. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VIII shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

         6. The provisions of this Article VIII shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

         7. Reference herein to directors, officers, employees or agents shall include former directors,, officers, employees and agents and their respective heirs, executors and administrators.